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                                                                    Exhibit 10.8

                       AMENDMENT TO EXECUTIVE AGREEMENT


     This Amendment, dated as of February 28, 1998, is made to the Executive Agreement dated as of August 1, 1995 (the "Executive Agreement") between The International Cornerstone Group, Inc., a Delaware corporation (the "Company"), and Donald J. Steiner (the "Executive").

     In consideration of the premises and the mutual agreements hereinafter set forth, the Company and the Executive hereby agree that Section 1 of the Executive Agreement shall be amended, effective as of January 1, 1998, to read in its entirety as follows:


               1.  Duties. The Company hereby employs the Executive
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          and the Executive hereby accepts employment by the Company as Vice Chairman of the Company, upon the terms and subject to the conditions set forth herein. The Executive shall have such other tides and hold such other offices (either in replacement of or in addition to the foregoing titles and offices) as shall be agreed upon between the Executive and the Company from time to time. The Executive shall, to the best of his abilities, be responsible for new business development (including mergers and acquisitions by the Company and its affiliated companies) and play a role in strategic planning and equity offerings, and shall undertake such other duties consistent with his position as an executive officer of the Company as shall be reasonably specified from time to time by the Board of Directors. During the term of this Agreement, the Executive and the Company agree that the Executive shall be a member of the Board of Directors of the Company.

     The Executive Agreement, as modified by this Amendment, shall continue in full force and effect in accordance with its terms.
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     This Amendment may be executed in counterparts, which together shall constitute one and the same instrument.

     Executed as of the date first written above.

                              THE INTERNATIONAL CORNERSTONE GROUP, INC.


                              By:  /s/ William T. End
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                                 /S/ WILLIAM T. END            CEO
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                                 (print name and title)


                              /s/ Donald J. Steiner
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                              DONALD J. STEINER